NATIONAL BANKSHARES, INC.
P.O. Box 90002
Blacksburg, VA 24062-9002  540/552-2011





                              March 20, 1996




Dear Fellow Stockholder:

     We cordially invite you to attend the Annual Meeting of Stockholders of National Bankshares, Inc. The meeting will be held at the Best Western Red Lion Inn, at the intersection of Route 460 Bypass and Prices Fork Road, Blacksburg, Virginia, on Tuesday, April 9, 1996, at 3:00 p.m.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of Bankshares.

     YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Board of Directors, we urge you to please sign, date and return the Proxy in the enclosed postage-paid envelope as soon as possible, even if you currently plan to attend the meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

     Thank you for your interest and investment in National Bankshares, Inc.


                              Very truly yours,



                              James G. Rakes
                              President and
                              Chief Executive Officer

               NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of National Bankshares, Inc.:

     NOTICE is hereby given that the 1996 Annual Meeting of Stockholders of National Bankshares, Inc. ("Bankshares") will be held at the Best Western Red Lion Inn at the intersection of Route 460 Bypass and Prices Fork Road, Blacksburg, Virginia, on Tuesday, April 9, 1996, at 3:00 p.m. The Meeting is for the purpose of considering and acting upon:

     1. The election of two Class 3 Directors of Bankshares for a term of three years each.

     2. The transaction of such other business as may properly come before the Meeting or any adjournments thereof.

          NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

     Only stockholders of record at the close of business on March 18, 1996, are entitled to receive notice of and to vote at the Meeting, or at any adjournments of the Meeting.

     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding matters proposed to be acted upon at the Meeting.

     TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, FOR WHICH A RETURN ENVELOPE IS PROVIDED. THE PROXY WILL NOT BE USED IF YOU ATTEND AND VOTE IN PERSON AT THE MEETING. IT IS REVOCABLE AT ANY TIME PRIOR TO ITS EXERCISE.


                              BY ORDER OF THE BOARD OF DIRECTORS



                              Marilyn B. Buhyoff
                              Secretary


Blacksburg, Virginia
March 20, 1996


A COPY OF BANKSHARES' ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO
STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO: MARILYN B. BUHYOFF, SECRETARY, NATIONAL BANKSHARES, INC., P.O. BOX 90002, BLACKSBURG, VIRGINIA 24062-9002.

                              PROXY STATEMENT
                                     OF
                         NATIONAL BANKSHARES, INC.
                           100 SOUTH MAIN STREET
                            BLACKSBURG, VA 24060
                               P.O. BOX 90002
                         BLACKSBURG, VA 24062-9002
                               540 / 552-2011
                               --------------
                       ANNUAL MEETING OF STOCKHOLDERS
                           TUESDAY, APRIL 9, 1996


     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of National Bankshares, Inc. ("Bankshares" or the "Company") to be used at the 1996 Annual Meeting of Stockholders to be held at the Best Western Red Lion Inn, at the intersection of Route 460 Bypass and Prices Fork Road, Blacksburg, Virginia, at 3:00 p.m., on Tuesday, April 9, 1996, and at any adjournments thereof. The approximate mailing date of the Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy is March 20, 1996.

                           REVOCATION OF PROXIES
                           ---------------------

     Stockholders who execute proxies retain the right to revoke them at any time prior to the actual voting of the proxies. Proxies may be revoked by written notice received prior to the Meeting, by attending the Meeting and voting in person or by submitting a signed proxy bearing a later date. A written notice revoking a previously executed proxy should be sent to National Bankshares, Inc., P.O. Box 90002, Blacksburg, Virginia 24062-9002,
Attention: James G. Rakes. Unless revoked, the shares represented by properly executed proxies will be voted at the Meeting in accordance with the instructions thereon. Where no instructions are indicated, proxies will be voted for the nominees for directors set forth in Proposal No. 1 as more fully disclosed below in this Proxy Statement.

     An Annual Report to Stockholders, including the financial statements for the year ended December 31, 1995, is being mailed to you concurrently with this Proxy Statement, but should not be considered proxy solicitation material.

           VOTING SECURITIES AND PRINCIPAL HOLDERS OF SECURITIES
           -----------------------------------------------------

     As of March 20, 1996, Bankshares had 1,714,152 shares of Common Stock ($2.50 par value) issued and outstanding. Each of the above shares is entitled to one vote at the Annual Meeting. Only those stockholders of record at the close of business on March 18, 1996, will be entitled to vote at the Meeting or at any adjournments.

     The following table sets forth, as of March 20, 1996, the shares of Common Stock beneficially owned by the only person reporting ownership of more than 5% of Bankshares' Common Stock. Other than as set forth below, to the best of Bankshares' knowledge, no person owns more than 5% of the outstanding Common Stock.






      Name and Address            Amount of             Percentage
      of Beneficial Owner         Beneficial Ownership  of Class
      ------------------------    --------------------  ----------
      J.D. Nicewonder             110,376 Shares        6.44
      148-B Bristol East Road
      Bristol, VA 24201
      USA

     A majority of votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") which are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present. If a quorum is established, directors will be elected by a plurality of votes cast by shares entitled to vote at the Annual Meeting. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast.

                      SECURITY OWNERSHIP OF MANAGEMENT
                      --------------------------------

     The following table sets forth, as of March 20, 1996, certain information regarding the beneficial ownership of Bankshares' Common Stock by each director and nominee and each named executive officer and by all directors and executive officers as a group. Unless otherwise noted in the footnotes to the table, the named persons have sole voting and investment power with respect to all outstanding shares of Common Stock shown as beneficially owned by them.

                                 Shares of Common
                                 Stock Beneficially        Percentage
     Name of                     Owned as of               of
     Beneficial Owner            March 20, 1996            Class
     ----------------            -----------------------   ----------
     Charles L. Boatwright            11,512 (1)           0.67
     Paul P. Wisman                      400               0.02
     L. Allen Bowman                  10,000               0.58
     Robert E. Christopher, Jr.       12,232 (2)           0.71
     Paul A. Duncan                    8,656 (3)           0.50
     James G. Rakes                   16,271 (4)           0.95
     James M. Shuler                   8,576 (5)           0.50
     Jeffrey R. Stewart               20,800 (6)           1.21
     J. Lewis Webb, Jr.                2,580               0.15
     Directors and Executive
     Officers as a Group
     (12 persons)                    101,403               5.92




     (1) Includes 3,048 shares owned jointly with spouse and 528 shares owned by spouse jointly with children.
     (2)  Includes 900 shares owned by spouse.
     (3) Includes 1,128 shares owned by spouse and 80 shares owned by spouse as custodian.
     (4) Includes 5,040 shares owned jointly with spouse, 400 shares owned by a child, 400 shares owned as custodian and 5,271 shares owned through National Bankshares, Inc. Employee Stock Ownership Plan.
     (5) Includes 192 shares owned jointly with spouse, 200 shares owned by spouse and 1,200 shares owned by a child.
     (6) Includes 6,729 shares owned jointly with spouse and 471 shares owned as custodian.

                   PROPOSAL NO. 1 - ELECTION OF DIRECTORS
                   --------------------------------------

     Bankshares' Articles provide that the directors shall be divided into three classes (1, 2 and 3), with each class as nearly equal in number as possible and the term of office of each class ending in successive years. The current term of office of the Class 3 directors expires at this 1996 Annual Meeting of Stockholders. The terms of the Class 1 and Class 2 directors will expire in 1997 and 1998, respectively. All current directors of Bankshares also serve as directors of NBB.

     On September 21, 1995, former Class 3 director John M. Barringer submitted his resignation and retired from the Bankshares Board of Directors. On that same date he also resigned from the NBB Board after more than forty years of service. Mr. Barringer's resignation leaves one vacancy on both Boards.

     There are currently two Class 3 directors, Charles L. Boatwright and Paul P. Wisman, each of whom has been nominated for reelection by the Board of Directors.

     It is the intention of the persons named as proxies, unless instructed otherwise, to vote for the election of each of the two nominees for Class 3 directors set forth below. Each nominee has agreed to serve if elected. If either nominee shall unexpectedly be unable to serve, the shares represented by all valid proxies will be voted for the remaining nominee and such other person or persons as may be designated by the Board. At this time, the Board knows of no reason why either nominee might be unable to serve. If elected, the nominees will serve for a three-year term until the 1999 Annual Meeting and until their successors are elected and qualified.

     The following information is provided with respect to Bankshares' directors as of March 20, 1996. Except for Dr. Shuler, who was elected a director of Bankshares in 1988, Mr. Wisman, who was elected a director of the Company in 1993 and Dr. Webb, who was elected a director of Bankshares in 1994, each of the following individuals has been a director of Bankshares since its formation in 1986.











   Name and Age:                   Principal
   Director of NBB                 Occupation
   (and after 1986 of Bankshares)  (for the past five years unless
   Since                           otherwise noted)
   ------------------              -------------------------------

                                  NOMINEES
                             CLASS 3 DIRECTORS
                             -----------------
                    (Serving Until 1999 Annual Meeting)

   Charles L. Boatwright (70)      Vice Chairman of Bankshares and Vice
   1964                            Chairman of the Board of NBB;
                                   Physician, Blacksburg, VA
   Paul P. Wisman (70)             Vice President of Investments,
   1993                            Grundy National Bank, Grundy, VA
                                   Manager of Assets,
                                   Nicewonder Investments, Lynchburg, VA

                       DIRECTORS CONTINUING IN OFFICE
                             CLASS I DIRECTORS
                             -----------------
                    (Serving Until 1997 Annual Meeting)

   L. Allen Bowman (63)            President, Poly-Scientific,
   1982                            a Division of Litton Industries,
                                   Inc., Blacksburg, VA
   Robert E. Christopher, Jr. (67) Chairman of Bankshares and Chairman
   1968                            of the Board of NBB;
                                   Retired; prior thereto Pharmacist,
                                   President, Corner Drug, Inc.,
                                   Blacksburg, VA
   Paul A. Duncan (65)             Automobile Dealer, President
   1978                            Holiday Motor Corp., Blacksburg, VA
   James G. Rakes (51)             President and Chief Executive Officer
   1982                            of Bankshares since 1986;
                                   President and Chief Executive Officer
                                   of NBB, Blacksburg, VA

                             CLASS 2 DIRECTORS
                             -----------------
                    (Serving Until 1998 Annual Meeting)

   James M. Shuler (52)            Veterinarian, President
   1987                            Companion Animal Clinic, Inc.,
                                   Blacksburg, VA
                                   Delegate, Virginia House of Delegates
                                   Richmond, VA
   Jeffrey R. Stewart (63)         Educational Consultant; prior thereto
   1968                            Professor of Business Education,
                                   Virginia Polytechnic Institute and
                                   State University, Blacksburg, VA
   J. Lewis Webb, Jr. (47)         Dentist,
   1994                            Narrows, VA




     No director or nominee is related by blood, marriage or adoption to any other director, nominee or executive officer. No director or nominee is the director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

             MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
             -------------------------------------------------

     The Board of Directors of Bankshares held regular meetings quarterly on the second Wednesday of February, May, August and November in 1995. In addition, five special meetings were held in 1995. The Board of Directors of Bankshares does not have standing audit, nominating or compensation committees. Bankshares conducts substantially all of its business through NBB, its wholly-owned subsidiary.

     The Board of Directors of NBB held thirteen regular meetings and no special meetings during 1995. There is no standing nominating committee.

     The NBB Executive Committee, made up in 1995 of Directors Boatwright, Christopher, Rakes, Stewart and Director John M. Barringer (until his retirement from Board service in September 1995), meets to consider loan requests and items of business which require attention prior to regularly scheduled NBB Board meetings. The NBB Executive Committee met once in 1995.

     The NBB Audit Committee works closely with external auditors, reviewing their reports and reporting on them to the full Board. Internal audits are reviewed regularly, and the Committee reports to the entire Board, or, in the alternative, the Committee may elect to have the internal auditor report directly to the full Board. The NBB Audit Committee met twelve times during 1995. Directors Christopher, Stewart, Shuler and Webb serve on the Audit Committee.

     The NBB Salary and Personnel Committee makes recommendations to the Board concerning compensation, fringe benefits and other personnel matters. Directors Boatwright, Bowman, Duncan and Wisman served on the Committee during 1995. Director Barringer also served on the Committee until September, 1995. In 1995, the Salary and Personnel Committee met five times.

                     BOARD COMPENSATION AND ATTENDANCE
                     ---------------------------------

     Members of the Board of Directors of Bankshares received fees of $200 for each regular Board meeting and for three of the special Board meetings at which they were in attendance. NBB directors received a semi-annual retainer fee of $2,000. In addition, an NBB Board meeting attendance fee of $125 (increased to $200 on February 8, 1995) is paid and directors receive $125 for each Committee meeting they attend.

     Three directors received payments in 1995 from a Board of Directors deferred compensation plan in which they participated from 1985 to 1989. During 1995, Dr. Boatwright was paid $3,324; Dr. Christopher was paid $4,311 and Mr. Duncan received $3,051 pursuant to the terms of the deferred compensation agreement.






     During fiscal 1995, each incumbent director attended 75% or more of the total number of meetings of the Board of Bankshares, and 75% or more of the aggregate of the total number of meetings of the Board of NBB and the total number of meetings held by all NBB Board Committees on which he served.

                           EXECUTIVE COMPENSATION
                           ----------------------

     Bankshares and NBB are organized in a holding company/subsidiary bank structure. Bankshares has no employees, except for executive officers, and conducts substantially all of its operations through NBB. All compensation paid to officers and employees is paid by NBB, except for fees paid by Bankshares to President and Chief Executive Officer James G. Rakes for his service as a director of the Company.

     Executive Compensation Summary Table
     ------------------------------------

     The following table sets forth information concerning total compensation earned or paid to the President and Chief Executive Officer, James G. Rakes, for all services rendered to Bankshares and NBB during each of the last three fiscal years. Mr. Rakes is the only executive officer whose total salary and bonus was in excess of $100,000 during any of these years.

                         SUMMARY COMPENSATION TABLE

                              Annual Compensation
                              -------------------
   Name and Principal                                All Other
   Position           Year Salary($)(1)  Bonus($)(2) Compensation($)(3)
   -----------------  ---- ------------  ----------- ------------------

   James G. Rakes     1995    155,900      90,000        7,500
   President and      1994    147,375      82,500       18,775
   Chief Executive    1993    142,800      74,500       18,672
   Officer

     (1) Includes amounts received as directors' fees from Bankshares and NBB and amounts deposited by Mr. Rakes in The National Bank of Blacksburg Retirement Accumulation Plan, a 401(K) plan.
     (2) Discretionary bonuses were paid in 1993, 1994 and 1995. In addition, contributions for Mr. Rakes' benefit were made to the Capital Accumulation Plan (described under "EMPLOYMENT AGREEMENT AND CHANGE IN CONTROL AGREEMENT" below) as awards for Mr. Rakes' performance in those years. Mr. Rakes is not yet vested in sums held in the Capital Accumulation Plan.
     (3) For 1993 and 1994, includes amounts contributed as a matching contribution under The National Bank of Blacksburg Retirement Accumulation Plan and amounts contributed on Mr. Rakes' behalf to The National Bankshares, Inc. Employee Stock Ownership Plan. For fiscal 1995, includes only $7,500 as a matching contribution under the National Bank of Blacksburg Retirement Accumulation Plan, since the 1995 Company contribution to the National Bankshares, Inc. Employee Stock Ownership Plan has not yet been allocated among the participants in that plan.




     Retirement Plan
     ---------------

     NBB maintains a tax-qualified, noncontributory retirement plan for qualified employees call The National Bank of Blacksburg Retirement Income Plan (the Retirement Plan). The Retirement Plan, a defined benefit plan, became effective on February 1, 1984,when NBB amended and restated its previous pension plan. This plan covers all officers and employees who have reached age twenty and one-half and have had six months of employment on the January 1 start of the plan year. An amendment of the plan adopted on November 23, 1994, changed eligibility for the plan to officers and employees who have reached age twenty-one and have had one year of eligible service on the January 1 or July 1 enrollment dates. Employee benefits are fully vested after five years of service, with no partial vesting prior to completion of five years of service. Retirement benefits at the normal retirement age of sixty-five are calculated at 2 2/3% of the employee's average monthly compensation multiplied by the number of years of service, up to a maximum of twenty-five years. The average monthly compensation is determined by averaging compensation over the five highest paid consecutive years in the employee's final ten years of employment. Retirement benefits under the plan are normally payable in the form of a straight life annuity, with ten years guaranteed; however, lump-sum payments are possible in some instances. Amounts payable are not offset by Social Security payments. The compensation covered by the Retirement Plan includes the total of all amounts paid to a participant by NBB for personal services reported on the participant's federal income tax withholding statement (Form W-2), except that earnings were limited to $200,000, indexed for the cost of living, until 1994. In 1994, the earnings limit was decreased to $150,000, which will be indexed for cost of living after 1994. For 1995, covered compensation for Mr. Rakes is $150,000. The Retirement Plan continues a special transition rule in order to protect the retirement benefit of any participant who is affected by the $150,000 compensation limit. This transition rule provides that the retirement benefit of any such participant will be the greater of (1) the participant's retirement benefit calculated under the formula at the applicable time after 1993 or (2) the sum of the participant's benefit calculated as of December 31, 1993, plus the participant's retirement benefit calculated under the benefit formula based on post-1993 service.

     The following table shows the estimated annual benefits payable from the NBB Retirement Income Plan upon retirement based on specific compensation and years of credited service classifications, assuming continuation of the present plan and retirement on January 1, 1996, at age sixty-five.


                             PENSION PLAN TABLE

                                    Years of Service
                    -------------------------------------------------
     Remuneration     15         20        25         30        35
     ------------  --------   --------  --------   --------  --------

       $125,000      50,000    66,667     83,333    83,333     83,333
        150,000      60,000    80,000    100,000   100,000    100,000
        175,000      60,000    80,000    100,000   100,000    100,000
        200,000      60,000    80,000    100,000   100,000    100,000


     The benefit amounts listed in the table are computed as straight life annuity.

     On January 1, 1996, President and Chief Executive Officer, James G. Rakes, had fourteen years of credited service in the NBB Retirement Income Plan, and at normal retirement he will have twenty-eight years of credited service.

     Employment Agreement and Change in Control Arrangement
     ------------------------------------------------------

     On May 7, 1992, Bankshares and Mr. Rakes entered into an employment agreement providing for the continued employment of Mr. Rakes as President and Chief Executive Officer of Bankshares and of NBB at an annual base salary of at least $120,000, plus incentive compensation and other employee and executive benefits. Pursuant to a lease arrangement between Bankshares and NBB, NBB leases Mr. Rakes' services from Bankshares and has agreed to pay his base salary and discretionary bonus, fund the Capital Accumulation Plan (described below) and furnish employee and executive benefits under the employment agreement.

     The employment agreement provides that if Mr. Rakes' employment is terminated by Bankshares for reasons other than death, disability or cause (all as defined in the agreement), or by Mr. Rakes for good reason (as defined in the agreement), Bankshares will pay Mr. Rakes, for a twenty-four month period following the date of termination, an amount equal to the highest monthly rate of base salary paid to Mr. Rakes at any time under the employment agreement. If the parties agree, this amount may also be paid in a lump-sum payment. During the period that the above payments are being made, Mr. Rakes also will be entitled to participate in Bankshares' and NBB's employee benefit plans or to receive substantially similar benefits.

     The employment agreement also establishes a Capital Accumulation Plan ("CAP") for the benefit of Mr. Rakes. The CAP is funded through annual contributions made by NBB under an agreement with Bankshares. The amount that NBB contributes to the CAP each year is based on (i) return on assets as a percentage of the target established in the three-year performance goals adopted by the Board of Directors of NBB and (ii) net income before tax expense as a percentage of that target. A minimum of 85% must be achieved in each of (i) and (ii) above in order for a contribution to be made. Contributions are made in multiples of units, with 250 units to be funded each year. The unit value will vary between $50 and $200 depending on what percentages of the targets are actually achieved. Contributions for achievements for any given calendar year must be made prior to February 28th of the next following year.

     Vested benefits under the CAP are payable beginning on the later of January 1, 2002, or January 1 of the year following any year in which Mr. Rakes leaves Bankshares' employment, or in the case of hardship as determined by the Board upon written request. Benefits in the CAP vest as follows: 20% of all contributions and accrued interest thereon will vest after six years of service in the CAP, and an additional 20% will vest each year thereafter until 100% vesting after ten years of service is achieved. However, if Mr. Rakes' employment is terminated within thirty-six months following a change in control (as defined in the agreement), for any reason other than for cause (as defined in the agreement), Mr. Rakes' interest in the CAP at such time will be automatically vested. In the event of termination, except where termination occurs within the thirty-six months following a change in control, and including termination for disability (as


defined in the agreement), Mr. Rakes shall be deemed to be vested in the CAP at least 20%. The value of NBB's contribution to the CAP with respect to 1995 performance is included in the "Bonus" column of the "Summary Compensation Table" above.

               COMPENSATION COMMITTEE REPORT ON COMPENSATION
               ---------------------------------------------
                    OF EXECUTIVE OFFICERS OF THE COMPANY
                    ------------------------------------

     The Salary and Personnel Committee of NBB (the "Committee") is responsible for administering the policies governing the annual compensation paid to executive officers, including the Chief Executive Officer, of Bankshares. The Committee is made up of four members of the Board of Directors of NBB who are not employees or officers of NBB or Bankshares.

     Executive Officer Compensation
     ------------------------------

     Except in the case of the Chief Executive Officer, the sole component of compensation of executive officers of Bankshares is salary paid by NBB. NBB's program for executive officers (other than the Chief Executive Officer) currently does not include any bonus or other incentive program directly linking executive compensation to the performance of NBB or Bankshares.

     The Committee establishes annual salary ranges for each executive officer position (not including the position of Chief Executive Officer) after considering a salary survey published annually by the Virginia Bankers Association of commercial banks of similar asset size located in central and southwest Virginia, reviewing salary information about comparable local jobs and evaluating the economic conditions which may be unique to the locations in which NBB does business. In establishing salary ranges, the Committee balances the need to offer salaries which are competitive with peers with the need to maintain careful control of salary and benefits expense. Individual salaries, within the salary ranges established by the Committee, are determined by the Chief Executive Officer, based on his subjective assessment in each case of the nature of the position, as well as the contribution, performance, experience and tenure of the executive officer. The Chief Executive Officer reports to the Committee on compensation of executive officers at least annually.

     Compensation of Chief Executive Officer
     ---------------------------------------

     As President and Chief Executive Officer, Mr. Rakes is compensated pursuant to an employment agreement (the "Agreement"), which is described under "EMPLOYMENT AGREEMENT AND CHANGE IN CONTROL ARRANGEMENT" above. An independent consultant retained by the Board of Directors of Bankshares provided significant guidance in the design of the compensation package contained in the agreement and also reviewed the base level of compensation contemplated, prior to the Board's approval of the Agreement in 1992.

     The principal components of Mr. Rakes' compensation under the Agreement are salary, incentive bonus and company contributions to a Capital Accumulation Plan for his benefit. This compensation package is intended to promote the continued success and growth of NBB and Bankshares by creating incentives based on the overall performance of the companies


and to help assure Mr. Rakes' continued service at NBB and Bankshares by offering him an opportunity to earn competitive levels of total cash compensation.

     Mr. Rakes' compensation through the Capital Accumulation Plan is substantially related to NBB's performance. The amount of NBB's contributions to the CAP for Mr. Rakes' benefit is determined using a specific formula that is based upon the bank achieving previously defined levels of return on assets and net income before taxes. The Plan encourages advance budget planning by establishing rolling three-year performance goals. The 1995 budget performance goal targets established by the Board of Directors in 1993 were to achieve net income before taxes of $3.3 million and return on assets of 1.33. 1995 record net earnings before taxes of nearly $4.3 million and return on assets of 1.62 both exceeded the targets by more than 120%.

     The other primary elements of Mr. Rakes' annual compensation, salary and incentive bonus are determined by the Committee based on its subjective assessment of Mr. Rakes' contribution to NBB, the Committee's finding of satisfactory performance and a review of salaries paid to other individuals holding similar positions. In researching comparable salaries, the Committee consulted the Virginia Bankers Association Annual Salary Survey, a nationwide survey of top executive compensation in financial institutions and other available public documents. Mr. Rakes continues to lead NBB and Bankshares through a period of solid growth and increased earnings, with
1995  earnings  again  reaching  record  levels.   NBB  has  grown  without
sacrificing quality and service, and capital levels have steadily increased. These factors, as well as a comparison of the performance of NBB and Bankshares to local and national peers, were specifically considered by the Committee in establishing the amounts of Mr. Rakes' 1995 salary and/or incentive bonus.


                              Members of the Salary and Personnel Committee
                                                     L.A. Bowman (Chairman)
                                                            C.L. Boatwright
                                                                P.A. Duncan
                                                                P.P. Wisman


        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
        -----------------------------------------------------------

     Directors Bowman, Boatwright, Duncan and Wisman comprise the Salary and Personnel Committee of NBB, and Mr. Barringer served on the Committee until his resignation from the Board on September 21, 1995. None of these individuals is now or has in the past been an officer or employee of Bankshares or NBB. No member of the Committee served as a member of the compensation committee of another entity. No executive officer of Bankshares or NBB served as a director of another entity which had an executive officer serving on the Committee. No executive officer of Bankshares or NBB served as a member of the compensation committee of another entity which had an executive officer who served as a director of Bankshares or NBB. None of the members of the Committee, or any business organizations or persons with whom they may be associated, has had any transactions with Bankshares or NBB, except as a customer of NBB, as explained in "CERTAIN TRANSACTIONS WITH OFFICERS AND DIRECTORS" below.




                             PERFORMANCE GRAPH
                             -----------------

     The following graph compares the yearly percentage change in the cumulative total of shareholder return on Bankshares' Common Stock with the cumulative return on Standard & Poor's 500 Stock Index (the "S&P 500") and a peer group index comprised of southeastern independent community banks and bank holding companies for the five-year period commencing on December 31, 1990, and ending on December 31, 1995. These comparisons assume the investment of $100 in Bankshares' Common Stock and each of the indices on December 31, 1990, and the reinvestment of dividends.

                        FIVE YEAR PERFORMANCE GRAPH

                                 1990   1991   1992   1993   1994   1995
                                 ----   ----   ----   ----   ----   ----
  National Bankshares, Inc.      100    100    120    184    332    347
  Independent Bank Index         100    111    152    188    225    299
  S & P 500 Index                100    131    141    155    157    215

     The following companies comprise the peer group: Citi-Bankshares, Inc., Southwest Banks, Inc., Seacoast Banking Corp., Capital City Bank Group, Inc., Fidelity National Corp., First Charter Corp., Bank of Granite Corp., Carolina First BancShares, Inc., Triangle Bancorp, Inc., FNB Financial Services Corp., First Bancorp, Pioneer Bankshares, Inc., First Pulaski National Corporation, First National Bank of Christiansburg, American National Bankshares, Inc., George Mason Bankshares, Inc., Planters Bank & Trust Company, and National Bankshares, Inc.

              CERTAIN TRANSACTIONS WITH OFFICERS AND DIRECTORS
              ------------------------------------------------

     NBB extends credit in the ordinary course of business to Bankshares' directors and executive officers and corporations, business organizations and persons with whom Bankshares' directors and executive officers are associated at interest rates prevailing for comparable transactions with the general public at the time credit is extended. These extensions of credit are made with the same requirements as to collateral as those prevailing at the time for comparable transactions with other persons. In the opinion of management, none of such presently outstanding transactions with management involve a greater than normal risk of collectibility or present other unfavorable features.

                           SELECTION OF AUDITORS
                           ---------------------

     KPMG Peat Marwick LLP, Certified Public Accounts, have performed independent year-end audits of NBB since 1985 and of Bankshares since its formation in 1986. Each year, generally late in the calendar year, the Board of Directors selects an audit firm to perform an independent audit. That selection has not yet been made for 1996.

     A representative of KPMG Peat Marwick is expected to be present at the Annual Meeting. That representative will have the opportunity to make a statement at the Meeting and will be available to respond to appropriate questions.




                          EXPENSES OF SOLICITATION
                          ------------------------

     The cost of solicitation of proxies will be borne by Bankshares. In addition to solicitations by mail, directors, officers and regular employees of Bankshares and NBB may solicit proxies personally or by telephone or telegraph without additional compensation. It is contemplated that brokerage houses and nominees will be requested to forward proxy solicitation material to the beneficial owners of the stock held of record by such persons, and Bankshares may reimburse them for their charges and expenses in this connection.

                         1997 STOCKHOLDER PROPOSALS
                         --------------------------

     In order to be considered for inclusion in the proxy materials of Bankshares for the 1997 Annual Meeting of Stockholders, a stockholder proposal intended to be presented at the Meeting must be delivered to Bankshares' headquarters at 100 South Main Street, Blacksburg, Virginia, 24060, or received by mail at P.O. Box 90002, Blacksburg, Virginia 24062-9002, no later than December 10, 1996. Bankshares' Bylaws include provisions setting forth specific conditions under which business may be transacted at an annual meeting of stockholders.

                               OTHER BUSINESS
                               --------------

     All properly executed proxies received by Bankshares will be voted at the Annual Meeting in accordance with the specifications contained therein.

     The Board of Directors does not know of any other matters to be presented for action at the Annual Meeting other than those listed in the Notice of Meeting and referred to in this Proxy Statement. The enclosed proxy confers discretionary authority, however, with respect to the transaction of any other matters that may properly come before the Meeting, and it is the intention of the persons named in the proxy to vote in accordance with their judgement on any such matter.

                         BY ORDER OF THE BOARD OF DIRECTORS



                         Marilyn B. Buhyoff
                         Secretary

Blacksburg, Virginia
March 20, 1996














           NATIONAL BANKSHARES, INC.          THIS PROXY IS SOLICITED ON BEHALF
           100 South Main Street                  OF THE BOARD OF DIRECTORS
           Blacksburg, VA 24060
              P.O. Box 90002                    The undersigned hereby appoints
         Blacksburg, VA 24062-9002         Evelyn   P.   Farrier  and   Lindsay
                   PROXY                   Coleman,   or  each   of  them,   as
     -----------------------------------   Proxies,  each  with  the  power  to
                                           appoint his  or her  substitute, and
                                           hereby authorizes  them to represent
                                           and to vote as designated below, all
                                           the  shares   of  Common   Stock  of
                                           National  Bankshares,  Inc. held  of
                                           record by  the undersigned  on March
                                           18, 1996,  at the Annual  Meeting of
                                           Stockholders to be held on  April 9,
                                           1996,   or   at   any   adjournments
                                           thereof.

1. Election of Directors

   [  ]   FOR all nominees listed below      [  ] WITHHOLD AUTHORITY
          (except as marked to the                to vote for all nominees
           contrary below)                        listed below

     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

                              Charles L. Boatwright
                                 Paul P. Wisman

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

   This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.
   If no direction is made, this proxy will be voted for Proposal 1 set forth above.

   The undersigned acknowledges receipt of the Proxy Statement dated March 20, 1996.

   Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If partnership, please sign in partnership name by authorized person.

Date:                              Signature

____________________________       _______________________________________


                                   Signature if held jointly

                                   _______________________________________


                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
               PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.